As filed with the Securities and Exchange Commission on August 9, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

IGM BIOSCIENCES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0349194
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

325 E. Middlefield Road

Mountain View, California 94043

(650) 965-7873

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Fred M. Schwarzer

Chief Executive Officer and President

IGM Biosciences, Inc.

325 E. Middlefield Road

Mountain View, California 94043

(650) 965-7873

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Tony Jeffries Jennifer Knapp Christina Poulsen Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Misbah Tahir Chief Financial Officer IGM Biosciences, Inc. 325 E. Middlefield Road Mountain View, California 94043 (650) 965-7873

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock $0.01 par value	24,747,658	$67.30	$1,665,517,384	$181,708

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the Securities Act), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that may be offered or issued in connection with any stock split, stock dividend, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)

Consists of an aggregate of 24,747,658 shares of the Registrant’s common stock, including 6,431,205 shares of common stock issuable upon conversion of an aggregate of 6,431,205 shares of the Registrant’s non-voting common stock, $0.01 par value per share, and 1,334,332 shares of common stock issuable upon the exercise of pre-funded warrants to purchase an aggregate of 1,334,332 shares of common stock. References to common stock in this Registration Statement include the shares of common stock into which shares of the Registrant’s non-voting common stock are convertible and the Registrant’s pre-funded warrants are exercisable.

(3)

Estimated in accordance with Rule 457(c) under the Securities Act solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s common stock on August 3, 2021, as reported on the Nasdaq Global Select Market.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED August 9, 2021

PROSPECTUS

24,747,658 SHARES

IGM Biosciences, Inc.

Common Stock

This prospectus relates to the sale or other disposition from time to time by the selling stockholders named in this prospectus of up to an aggregate of 24,747,658 shares of the common stock of IGM Biosciences, Inc., which includes 6,431,205 shares of our common stock issuable upon conversion of an aggregate of 6,431,205 shares of our non-voting common stock and 1,334,332 shares of our common stock issuable upon the exercise of pre-funded warrants to purchase an aggregate of 1,334,332 shares of our common stock held by the selling stockholders. We are registering the shares pursuant to registration rights granted to the selling stockholders. We are not offering any shares of common stock under this prospectus and will not receive any proceeds from the sale or other disposition of the shares by the selling stockholder.

The registration of the shares of our common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. Sales of the shares by the selling stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both. We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. The selling stockholders will bear all fees, discounts, concessions or commissions of broker-dealers or agents, and any other expenses incurred in connection with the offering of the shares by the selling stockholders. See “Plan of Distribution” beginning on page 15 of this prospectus for more information about how the selling stockholders may sell their shares of common stock.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “IGMS”. On August 6, 2021, the last reported sale price for our common stock on the Nasdaq Global Select Market was $77.71 per share.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW CAREFULLY THE “RISK FACTORS” ON PAGE 8 OF THIS PROSPECTUS AND IN ANY AMENDMENT OR SUPPLEMENT TO THIS PROSPECTUS AS WELL AS OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the SEC) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell shares of our common stock described in this prospectus in one or more offerings.

You should only rely on the information contained in or incorporated by reference into this prospectus (as supplemented and amended), along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. No person has been authorized to give any information or make any representations other than those contained in or incorporated by reference into this prospectus (as supplemented and amended) and, if given or made, such information or representations must not be relied upon as having been authorized by us. Your reliance on any unauthorized information or representation is at your own risk. This prospectus (as supplemented and amended) shall not constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation.

You should read the entire prospectus (as supplemented and amended) and any related free writing prospectus, as well as the documents incorporated by reference into this prospectus, before making an investment decision. The information contained in this prospectus, and in any supplement or amendment to this prospectus or any related free writing prospectus, or the documents incorporated by reference herein and therein, are accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any supplement or amendment to this prospectus or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless indicated or the context otherwise requires, references to “IGM Biosciences,” “IGM,” “the Company,” “we,” “us” and “our” in this prospectus refer to IGM Biosciences, Inc. Unless otherwise noted, all references in this prospectus to our “common stock” refers to our voting common stock.

FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement or free writing prospectus, including any information incorporated or deemed to be incorporated by reference herein or therein, may contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act).

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would,” or the negative of these terms or other similar expressions. Those statements may appear in this prospectus and any prospectus supplement or free writing prospectus, including any information incorporated or deemed to be incorporated by reference herein or therein, particularly in the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.

Our forward-looking statements include, but are not limited to, statements about: the timing of the initiation, progress and potential results of our preclinical studies, clinical trials and our discovery programs; our ability to utilize our IgM antibody platform to generate and advance additional product candidates; our ability to advance product candidates into, and successfully complete, clinical trials; the timing or likelihood of regulatory filings and approvals; our estimates of the number of patients who suffer from the diseases we are targeting and the number of patients that may enroll in our clinical trials; the commercializing of our product candidates, if approved; our ability and the potential to successfully manufacture and supply our product candidates for clinical trials and for commercial use, if approved; future strategic arrangements and/or collaborations and the potential benefits of such arrangements; our expectations regarding the impact of the COVID-19 pandemic on our business; our anticipated use of our existing resources and the proceeds from this offering; our estimates regarding expenses, future revenue, capital requirements and needs for additional financing and our ability to obtain additional capital; the sufficiency of our existing cash and investments to fund our future operating expenses and capital expenditure requirements; our ability to retain the continued service of our key personnel and to identify, hire and retain additional qualified professionals; the implementation of our business model, strategic plans for our business and product candidates; the scope of protection we are able to establish and maintain for intellectual property rights, including our IgM platform, product candidates and discovery programs; our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately; the pricing, coverage and reimbursement of our product candidates, if approved; developments relating to our competitors and our industry, including competing product candidates and therapies; and the ability of our clinical trials to demonstrate the safety and efficacy of our product candidates, and other positive results.

We have based these forward-looking statements largely on our expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations, and prospects, and these forward-looking statements are not guarantees of future performance or development. This prospectus and any prospectus supplement or free writing prospectus, including any information incorporated or deemed to be incorporated by reference herein or therein, may also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not unduly rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements including, without limitation, the risks set forth in Part I, Item 1A “Risk Factors” in our most recent Annual Report on Form 10-K and Part II, Item 1A “Risk Factors” in our Quarterly Reports on Form 10-Q, each as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, all of which are incorporated by reference into this prospectus and any prospectus supplement or free writing prospectus in their entirety, together with other information in this prospectus and any prospectus supplement or free writing prospectus, including any information incorporated or deemed to be incorporated by reference herein or therein, that we may authorize for use in connection with a specific offering. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights selected information about us contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus (as supplemented and amended) and any related free writing prospectus, including the factors described under the heading “Risk Factors” beginning on page 8 of this prospectus as well as the information in each of the documents incorporated herein or therein by reference, before making an investment decision.

IGM Biosciences, Inc.

Overview

We are a biotechnology company pioneering the development of engineered IgM antibodies for the treatment of multiple diseases. IgM antibodies have inherent properties that we believe may enable them to bind more strongly to cells than comparable IgG antibodies. We have created a proprietary IgM antibody technology platform that we believe is particularly well suited for developing T cell engagers, receptor cross-linking agonists, targeted cytokines, and target neutralizers. Our lead product candidate, IGM-2323, a bispecific T cell engaging IgM antibody targeting CD20 and CD3 proteins, is in an ongoing Phase 1 clinical trial for the treatment of relapsed/refractory B cell non-Hodgkin’s lymphoma (NHL) patients. Our second product candidate, IGM-8444 is an IgM antibody targeting Death Receptor 5 (DR5) proteins which may prove to be useful for the treatment of patients with solid and hematologic malignancies, and in September 2020, we announced the dosing of the first patient in our Phase 1 clinical trial for the treatment of solid cancers. Our oncology pipeline also includes IGM-7354, a bispecific IgM antibody delivering interleukin-15 (IL-15) cytokines to PD-L1 expressing cells for the treatment of patients with solid and hematologic malignancies. Our first infectious disease product candidate is IGM-6268, an IgM version of an anti-SARS-CoV-2 IgG monoclonal antibody being developed as an intranasally administered agent for the treatment and prevention of COVID-19.

We believe that we have the most advanced research and development program focused on engineered therapeutic IgM antibodies. We have created a portfolio of patents and patent applications, know-how and trade secrets directed to our platform technology, product candidates and manufacturing capabilities, and we retain worldwide commercial rights to all of our product candidates and the intellectual property related thereto.

Since the commencement of our operations, we have focused substantially all of our resources on conducting research and development activities, including drug discovery, preclinical studies and clinical trials, establishing and maintaining our intellectual property portfolio, the manufacturing of clinical and research material, developing our in-house manufacturing capabilities, hiring personnel, raising capital and providing general and administrative support for these operations. Since 2010, such activities have primarily focused on the research, development and manufacture of IgM antibodies and to building our proprietary IgM antibody technology platform. We do not have any products approved for sale, and we have not generated any revenue from product sales.

Corporate Information

IGM Biosciences, Inc. was incorporated in Delaware in 1993 under the name Palingen, Inc. In December 2017, we established a Danish holding company, IGM Biosciences A/S (Holdco) and in April 2019, we dissolved Holdco.

Our principal executive offices are located at 325 E. Middlefield Road, Mountain View, California 94043, and our telephone number is (650) 965-7873. Our website address is www.igmbio.com. Information contained on, or that can be accessed through, our website is not incorporated by reference in this prospectus.

IGM Biosciences, the IGM logo and our other registered or common law trademarks, trade names or service marks appearing in this prospectus are owned by us. This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, generally appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the JOBS Act). An emerging growth company may take advantage of certain reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•

being permitted to present only two years of audited financial statements in addition to any required unaudited interim financial statements, with correspondingly reduced disclosure in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002;

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•	exemptions from the requirements of holding a non-binding shareholder advisory vote on executive compensation and any golden parachute arrangements.

We will remain an emerging growth company until the earlier of (i) the last day of our first fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenues of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700.0 million under the rules of the SEC and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and the registration statement of which this prospectus is a part, and we may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than, and not comparable to, information presented by other public reporting companies.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with the new or revised accounting standards as of public company effective dates.

The Offering

Common stock offered by the selling stockholders	24,747,658 shares, which includes 6,431,205 shares of common stock issuable upon conversion of an aggregate of 6,431,205 shares of non-voting common stock and 1,334,332 shares of common stock issuable upon the exercise of pre-funded warrants to purchase an aggregate of 1,334,332 shares of common stock held by the selling stockholders named in this prospectus.

Terms of the offering	Each selling stockholder will determine when and how it will sell the common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We are registering the shares pursuant to registration rights granted to the selling stockholders. All of the shares of common stock being offered under this prospectus are being sold by the selling stockholders or their respective donees, transferees, pledgees or other successors in interest. We are not offering any shares of common stock and will not receive any proceeds from the sale or other disposition of the shares by the selling stockholders.

Risk Factors	See “Risk Factors” on page 8 and other information included or incorporated by reference into this prospectus for a discussion of factors you should consider carefully before investing in our common stock.

Nasdaq Global Select Market trading symbol	IGMS

The selling stockholders named in this prospectus may offer and sell up to an aggregate of 24,747,658 shares of our common stock, which includes 6,431,205 shares of common stock issuable upon conversion of an aggregate of 6,431,205 shares of non-voting common stock and 1,334,332 shares of common stock issuable upon the exercise of pre-funded warrants to purchase an aggregate of 1,334,332 shares of common stock held by the selling stockholders named in this prospectus. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to all 24,747,658 shares of common stock, including 6,431,205 shares of common stock issuable upon conversion of an aggregate of 6,431,205 shares of non-voting common stock and 1,334,332 shares of common stock issuable upon the exercise of pre-funded warrants to purchase an aggregate of 1,334,332 shares of common stock reported to us as held by the selling stockholders as of June 30, 2021.

The selling stockholders purchased an aggregate of 15,470,658 shares of our common stock and non-voting common stock through private placements of our convertible preferred stock prior to our initial public offering, of which an aggregate of 9,039,453 shares of convertible preferred stock were converted into common stock and an aggregate of 6,431,205 shares of convertible preferred stock were converted into non-voting common stock in connection with our initial public offering. In addition, on September 18, 2019, the selling stockholders purchased an aggregate of 7,538,000 shares of our common stock offered in our initial public offering at $16.00 per share, and in September 2020, certain of the Redmile Affiliates purchased an aggregate of 281,455 of our common stock in open market transactions at prices ranging from $44.44 to $52.9645 per share. On December 11, 2020, HTH purchased an additional 111,111 shares of our common stock at a price to the public of

$90.00 per share and Baker Brothers and entities affiliated with Redmile Group LLC purchased pre-funded warrants to purchase an aggregate of 1,334,332 shares of our common stock with an exercise price of $0.01 per share at a price of $89.99 per warrant, each in connection with an underwritten public offering.

We agreed to file this prospectus pursuant to the registration rights agreements we entered into with each of the selling stockholders on November 7, 2020 (each, an RRA and collectively, the RRAs). Additional information regarding the RRAs is contained in this prospectus under the heading “Selling Stockholders” and in the documents incorporated by reference herein.

When we refer to the selling stockholders, we are referring to the selling stockholders named herein and, as applicable, their respective donees, transferees, pledgees or other successors in interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, or other non-sale related transfer that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus forms a part.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully consider the specific risks, uncertainties and assumptions discussed in Part I, Item 1A “Risk Factors” in our most recent Annual Report on Form 10-K and Part II, Item 1A “Risk Factors” in our Quarterly Reports on Form 10-Q, each as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, all of which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, including any information incorporated or deemed to be incorporated by reference herein. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. See the sections titled “Where You Can Find More Information and “Information Incorporated by Reference.”

Risks Related to This Offering

The selling stockholders named in this prospectus hold a significant portion of our total outstanding shares of common stock, and any sale of such shares into the market in the future could cause the market price of our common stock to drop significantly, even if our business is doing well.

The selling stockholders named in this prospectus may offer and sell up to an aggregate of 24,747,658 shares of our common stock, including 6,431,205 shares of common stock issuable upon conversion of an aggregate of 6,431,205 shares of non-voting common stock and 1,334,332 shares of common stock issuable upon the exercise of pre-funded warrants to purchase an aggregate of 1,334,332 shares of common stock, that they currently hold, which represents approximately 74% of our outstanding capital stock as of June 30, 2021 (assuming the conversion of all such shares of non-voting common stock and exercise of all such pre-funded warrants as of such date). Sales of a substantial number of shares of our common stock in the public market by the selling stockholders named in this prospectus, or the perception that these sales might occur, could reduce the market price of our common stock, make it more difficult for you to sell your common stock at a time and price that you deem appropriate, or impair our ability to raise capital through the sale of equity securities in the future. We are unable to predict the effect that sales by these selling stockholders may have on the prevailing market price of our common stock.

USE OF PROCEEDS

We are registering the shares pursuant to registration rights granted to the selling stockholders. We are not offering any shares of common stock and will not receive any proceeds from the sale or other disposition of the shares by the selling stockholders.

We have agreed to pay all costs, expenses and fees relating to registering the shares of our common stock referenced in this prospectus. The selling stockholders will pay any fees, discounts, concessions or commissions of broker-dealers or agents, and any other expenses incurred in connection with the sale or other disposition by it of the shares covered hereby.

SELLING STOCKHOLDERS

Up to an aggregate of 24,747,658 shares of our common stock, which includes 6,431,205 shares of common stock issuable upon conversion of an aggregate of 6,431,205 shares of non-voting common stock and 1,334,332 shares of common stock issuable upon the exercise of pre-funded warrants to purchase an aggregate of 1,334,332 shares of common stock held by the selling stockholders, are being offered pursuant to this prospectus, all of which are being offered for resale for the accounts of the selling stockholders. The foregoing shares represent all shares of common stock, non-voting common stock and pre-funded warrants reported to us as held by the selling stockholders as of June 30, 2021.

The table below sets forth certain information known to us, based upon written representations from the selling stockholders, with respect to the beneficial ownership of our shares of common stock and non-voting common stock held by the selling stockholders as of June 30, 2021, except as described in the notes to such table. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of the selling stockholders and the number of shares of common stock registered on its behalf. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See “Plan of Distribution.” For purposes of the table below, we assume that the selling stockholders will sell all of their shares of common stock covered by this prospectus.

In the table below, the percentage of shares beneficially owned is based on 25,624,730 shares of our common stock and 6,431,205 shares of our non-voting common stock outstanding at the close of business on June 30, 2021. Shares of our non-voting common stock are convertible into shares of our common stock on a one-for-one basis without additional consideration. Pursuant to our amended and restated certificate of incorporation, the conversion of our non-voting common stock is subject to a beneficial ownership limitation under which such conversion is limited to the extent that immediately prior to or after giving effect to such conversion, the holder, together with its affiliates and any other person whose beneficial ownership of our common stock would be aggregated with such holder’s for purposes of Section 13(d) of the Exchange Act and the applicable regulations of the SEC, including any “group” of which such holder is a member, would not beneficially own a number of shares of common stock in excess of 4.99% of the total number of shares of common stock then issued and outstanding, which percentage may be changed at a holder’s election upon 61 days’ notice to us.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Under such rule, beneficial ownership includes any shares over which the selling stockholder has sole or shared voting power or investment power. Additionally, any shares that such selling stockholder has the right to acquire within 60 days of such date through the exercise of any options, warrants or other rights or the vesting of restricted stock units are also deemed to be outstanding and to be beneficially owned by such selling stockholder for the purpose of computing the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, we believe that the selling stockholders have sole voting and investment power with respect to all shares of common stock and non-voting common stock shown as beneficially owned by them. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose. To the extent any selling stockholder identified below is, or is affiliated with, a broker-dealer, he, she or it could be deemed to be, under SEC Staff interpretations, an “underwriter” within the meaning of the Securities Act. Unless otherwise indicated, the address of each beneficial owner named in the table below and footnotes is c/o IGM Biosciences, Inc., 325 E. Middlefield Road, Mountain View, California 94043.

	Shares Beneficially Owned Prior to Offering				Number of Shares of Voting Common Stock Being Registered for Resale	Shares Beneficially Owned After Offering
Name of Selling Stockholder	Number of Shares of Voting Common Stock	%	Shares of Non-Voting Common Stock#	%		Number of Shares of Voting Common Stock	%
Haldor Topsøe Holding A/S (1)	10,400,564	40.6	2,269,838	35.3	12,670,402	—	—
Baker Bros. Advisors LP (2)	3,162,052	12.3	2,269,837	35.3	6,092,605	5,950		*
Entities Affiliated with Redmile Group, LLC (3)	3,445,227	13.4	1,891,530	29.4	5,984,651	19,772		*

*	Represents beneficial ownership of less than 1%.
#

Our non-voting common stock is convertible at any time, subject to certain beneficial ownership limitations, at the option of the holder into shares of our common stock on a share-for-share basis, such that each holder of non-voting common stock beneficially owns an equivalent number of shares of common stock.

(1)

Based on a Schedule 13D/A, reporting beneficial ownership as of, and filed with the SEC on, December 16, 2020, the shares consist of 10,400,564 shares of our common stock and 2,269,838 shares of our non-voting common stock held by Haldor Topsøe Holding A/S (HTH). All shares are held directly by HTH. Mr. Jakob Haldor Topsøe, Ms. Christina Teng Topsøe, Ms. Anne Haugwitz-Hardenberg-Reventlow and Mr. Emil Øigaard, members of the board of directors of HTH, and may be deemed to share voting and investment power with respect to the shares reported herein. Each of Mr. Topsøe, Ms. Topsøe, Ms. Haugwitz-Hardenberg-Reventlow and Mr. Øigaard disclaims beneficial ownership of such shares, except to the extent of his or her pecuniary interest therein, if any. Mr. Topsøe and Ms. Topsøe are members of our board of directors. The number of shares of voting common stock reported as beneficially owned prior to the offering excludes 2,269,838 shares of our common stock issuable upon the conversion of our non-voting common stock held by HTH, the conversion of which is currently limited pursuant to a beneficial ownership limitation, and therefore the shares of our capital stock issuable upon conversion of such non-voting common stock are not deemed to be beneficially owned within 60 days of June 30, 2021. The address of HTH is Haldor Topsøes Allé 1, 2800 Kgs. Lyngby, Denmark.

(2)

Based on a Schedule 13D/A, reporting beneficial ownership as of, and filed with the SEC on, January 29, 2021, the shares consist of (i) 260,796 shares of our common stock and 187,942 shares of our non-voting common stock held by 667, L.P. (667), (ii) 2,883,204 shares of our common stock and 2,081,895 shares of our non-voting common stock held by Baker Brothers Life Sciences, L.P. (Life Sciences, and together with 667, the BBA Funds), (iii) 12,102 shares of our common stock held directly by Baker Bros. Advisors LP (BBA), (iv) 4,880 shares of our common stock issuable pursuant to options held by Dr. Kelvin Neu, a former employee of BBA and a former member of our board of directors, that are exercisable within 60 days of June 30, 2021, and (v) 1,070 shares of our common stock issuable pursuant to options held by Felix J. Baker, a member of our board of directors, that are exercisable within 60 days of June 30, 2021. BBA is the investment adviser to the BBA Funds and has sole voting and investment power with respect to the securities held by the BBA Funds and thus may be deemed to beneficially own the securities held by the BBA Funds. Baker Bros. Advisors (GP) LLC (BBA-GP) is the sole general partner of BBA and thus may be deemed to beneficially own the securities held by the BBA Funds. The principals of BBA-GP are Julian C. Baker and Felix J. Baker, who may be deemed to beneficially own the securities held by the BBA Funds. Dr. Neu previously served and Felix J. Baker currently serves on our board of directors, each as a representative of the BBA Funds, and BBA may be deemed to beneficially own the securities received by Dr. Neu and Felix J. Baker as compensation for serving as a director. Pursuant to the policies of BBA, Dr. Neu did not and Felix J. Baker does not have any right to the pecuniary interest in the securities received as compensation for serving as a director and the BBA Funds are entitled to an indirect proportionate pecuniary interest in such securities. The number of shares of voting common stock reported as beneficially owned prior to the offering excludes 2,269,837 shares of our common stock issuable upon the conversion of our non-voting common stock and pre-funded warrants to purchase 666,666 shares of our common stock held by entities affiliated with BBA, the conversion and/or exercise of which is currently limited pursuant to a beneficial ownership limitation, and therefore the shares of our capital stock issuable upon conversion of such non-voting common stock and upon exercise of such pre-funded warrants are not deemed to be beneficially owned within 60 days of June 30, 2021. The business address of the entities listed herein is 860 Washington Street, 3rd Floor, New York, NY 10014.
(3)

Based on a Schedule 13D/A filed with the SEC on December 15, 2020, reporting beneficial ownership as of December 11, 2020, the shares consist of (i) 646,825 shares of our common stock held by Redmile Capital Fund, LP, (ii) 1,407,200 shares of our common stock held by Redmile Capital Offshore Master Fund, Ltd., (iii) 99,200 shares of our common stock held by Redmile Capital Offshore Fund (ERISA), Ltd., (iv) 294,815 shares of our common stock held by Redmile Capital Offshore II Master Fund, Ltd., (v) 348,415 shares of our common stock and 84,850 shares of our non-voting common stock held by Redmile Strategic Master Fund, LP, (vi) 1,513,225 shares of our non-voting common stock held by Redmile Biopharma Investments II, L.P., (vii) 91,100 shares of our common stock held by P Redmile Ltd., (viii) 293,455 shares of our non-voting common stock held by RAF, L.P., (ix) 175,087 shares of our common stock held by Map 20 Segregated Portfolio, a segregated portfolio of LMA SPC, (x) 362,813 shares of our common stock held by a separately managed account, (xi) 18,800 shares of our common stock subject to options to purchase shares of our common stock that are exercisable within 60 days of June 30, 2021 held by Mr. Lee, and (xii) 972 shares of our common stock held directly by Mr. Lee. Redmile Group, LLC is the investment manager/adviser to each of the private investment vehicles and separately managed accounts listed in items (i) through (xi) (collectively, the Redmile Affiliates) and, in such capacity, exercises sole voting and investment power over all of the shares held by the Redmile Affiliates and may be deemed to be the beneficial owner of these shares. Jeremy C. Green serves as the managing member of Redmile Group, LLC and also may be deemed to be the beneficial owner of these shares. Pursuant to the policies of Redmile Group, LLC, Mr. Lee holds the shares held directly by him and the shares issuable pursuant to options held by him as a nominee on behalf, and for the sole benefit, of Redmile Group, LLC and has assigned all economic, pecuniary and voting rights in respect of such shares to Redmile Group, LLC. Redmile Group, LLC, Mr. Green and Mr. Lee each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. The number of shares of voting common stock reported as beneficially owned prior to the offering excludes 1,891,530 shares of our common stock issuable upon the conversion of our non-voting common stock and pre-funded warrants to purchase 667,666 shares of our common stock held by certain of the Redmile Affiliates, the conversion and/or exercise of which is currently limited pursuant to a beneficial ownership limitation, and therefore the shares of our capital stock issuable upon conversion of such non-voting common stock and upon exercise of such pre-funded warrants are not deemed to be beneficially owned within 60 days of June 30, 2021. The business address of the entities listed herein is One Letterman Drive, Bldg D, Ste D3-300, San Francisco, CA 94129.

Material Relationships with the Selling Stockholders

Sales of Securities

The selling stockholders purchased an aggregate of 15,470,658 shares of our common stock and non-voting common stock through private placements of our convertible preferred stock prior to our initial public offering, of which an aggregate of 9,039,453 shares of convertible preferred stock were converted into common stock and an aggregate of 6,431,205 shares of convertible preferred stock were converted into non-voting common stock in connection with our initial public offering. In addition, on September 18, 2019, the selling stockholders purchased an aggregate of 7,538,000 shares of our common stock offered in our initial public offering at $16.00 per share, and in September 2020, certain of the Redmile Affiliates purchased an aggregate of 281,455 of our common stock in open market transactions at prices ranging from $44.44 to $52.9645 per share. On December 11, 2020, HTH purchased an additional 111,111 shares of our common stock at a price to the public of $90.00 per share and Baker Brothers and entities affiliated with Redmile Group LLC purchased pre-funded warrants to purchase an aggregate of 1,334,332 shares of our common stock with an exercise price of $0.01 per share at a price of $89.99 per warrant, each in connection with an underwritten public offering.

Registration Rights

We are party to an RRA with each of the selling stockholders, pursuant to which we have agreed to file a registration statement of which this prospectus forms a part following a demand by the selling stockholders to cover the resale of the shares of our common stock held by the selling stockholders. Under the agreement, following a demand by the selling stockholders, we are obligated to file a resale registration statement on Form S-3, or other appropriate form, covering common stock held by the selling stockholders, and to use reasonable best efforts to cause this registration statement to remain effective under the Securities Act until the earlier of the date (i) all shares of common stock being offered pursuant to this prospectus by the selling stockholders have been sold or may be sold freely without limitations or restrictions as to volume or manner of sale pursuant to Rule 144 of the Securities Act and (ii) all shares of common stock being offered pursuant to this prospectus by the selling stockholders otherwise cease to be Registrable Securities pursuant to the definition of Registrable Securities in the RRAs. Under the RRAs, the selling stockholders have rights to be permitted one underwritten public offering per calendar year, but no more than three underwritten public offerings in total, to effect the sale of their common stock, subject to specified exceptions, conditions and limitations. The RRAs requires us to pay expenses relating to such registrations and indemnify the selling stockholders against certain liabilities.

Additionally, we are party to an investors’ rights agreement, as amended (the IRA), with certain holders of our capital stock, including the selling stockholders. Under our investors’ rights agreement, the selling stockholders have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing.

Nominating Agreements

On June 28, 2019, we entered into nominating agreements (the Nominating Agreements) with each of (i) HTH, (ii) the BBA Funds and (iii) Redmile Biopharma Investments II, L.P., RAF, L.P. and Redmile Strategic Master Fund, LP (together, Redmile) to provide certain rights with respect to their ability to designate members of our board of directors (the Investor Designees).

Pursuant to the Nominating Agreement entered into with HTH, during the period beginning at the completion of our initial public offering until the earliest of: (i) the twelfth anniversary of the date of the completion of our initial public offering; (ii) such time as HTH and its affiliates no longer beneficially own at least 1,134,919 shares of our capital stock; (iii) following the third year anniversary of the completion of our initial public offering, (a) with respect to one of its two Investor Designees, such time as HTH holds less than 20% of our as-converted securities, and (b) with respect to both of its Investor Designees, such time as HTH holds less than 5% of our as-converted securities; or (iv) the consummation of a Deemed Liquidation (as defined in our amended and restated certificate of incorporation as in effect on the date of the Nominating Agreements), we will have the obligation to support the nomination of, and to cause our board of directors to include in the slate of nominees recommended to our stockholders for election, two Investor Designees of HTH.

Pursuant to the Nominating Agreements entered into with each of the BBA Funds and Redmile, during the period beginning at the completion of our initial public offering until the earliest of: (i) the twelfth anniversary of the date of the completion of our initial public offering; (ii) such time as (a) in the case of the BBA Funds, the BBA Funds and its affiliates no longer beneficially own at least 1,134,919 shares of our capital stock, or (b) in the case of Redmile, Redmile and its affiliates no longer beneficially own at least 945,765 shares of our capital stock; (iii) following the third anniversary of the completion of our initial public offering, such time as each of the BBA Funds or Redmile and their respective affiliates, respectively, holds less than 5% of our as-converted securities; and (iv) the consummation of a Deemed Liquidation, we will have the obligation to support the nomination of, and to cause our board of directors to include in the slate of nominees recommended to our stockholders for election, one Investor Designee of each of the BBA Funds and Redmile.

The nomination of each Investor Designee shall be subject to the reasonable and good faith determination of a majority of our disinterested directors, after consultation with our outside legal counsel, that such Investor Designee is qualified to serve as a member of our board of directors under applicable laws, the rules of the Nasdaq Stock Market LLC, our amended and restated bylaws and any of our company policies. If an Investor Designee resigns from his or her seat on our board of directors or is removed or does not become a director for any reason, the vacancy will be filled by the election or appointment of another Investor Designee of the applicable Investor as soon as reasonably practicable, subject to compliance with applicable laws, rules and regulations.

Except for the ownership of the shares of our capital stock, the RRAs, the IRA, the Nominating Agreements and the participation by the selling stockholders in our private placements of convertible preferred stock and our initial public offering, the selling stockholders have not had any material relationship with us or our affiliates within the past three years.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issued to the selling stockholders to permit the sale and resale of these shares of common stock by the selling stockholders from time to time from after the date of this prospectus. The selling stockholders may, from time to time, sell any or all of the shares of common stock beneficially owned by them and offered hereby. The sales may be made on the Nasdaq Global Select Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or privately negotiated prices.

The selling stockholders may effect such transactions by selling the shares of common stock to or through broker-dealers. The shares of common stock may be sold by one or more of, or a combination of, the following methods:

•

block trades in which the broker-dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	“at the market” or through market makers or into an existing market for the shares;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	delivery of securities in settlement of short sales;

•	through the distribution of shares of common stock by any selling stockholder to its partners, members or stockholders;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such selling stockholder, broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the

Securities Act. A selling stockholder who is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Each of the selling stockholders has informed us that it is not a registered broker-dealer or an affiliate of a registered broker-dealer.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. Each of the selling stockholders has informed us that, except as set forth below, it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock. If the selling stockholders notify us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a prospectus supplement pursuant to the applicable rules promulgated under the Securities Act. The selling stockholders may distribute shares to their respective partners, shareholders or other owners in normal course, who may in turn sell the shares in the manner listed above.

There can be no assurance that the selling stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, damages and liabilities (or actions in respect thereof), including liabilities under the Securities Act, incident to the registration of the shares, provided, however that the selling stockholders shall be required to indemnify us for any losses, damages, liabilities or expenses that may arise from any untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to us by the selling stockholders specifically for use in this prospectus. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from written information furnished to us by the selling stockholders specifically for use in this prospectus.

We may restrict or suspend offers and sales or other dispositions of the shares under the registration statement, of which this prospectus forms a part, at any time from and after the effective date of the registration statement, subject to certain terms and conditions. In the event of such restriction or suspension, the selling stockholders will not be able to offer or sell or otherwise dispose of the shares of common stock under the registration statement.

The selling stockholders will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder unless an exemption therefrom is available.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market making activities with respect to the shares of common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed the selling stockholders of the need to deliver a copy of this prospectus at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

To the extent required, the shares of our common stock to be sold, the name of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

There can be no assurance that the selling stockholders will sell any or all of the shares of common stock we registered on behalf of the selling stockholders pursuant to the registration statement of which this prospectus forms a part. Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradeable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the common stock offered by this prospectus has been passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities being offered by this prospectus. The registration statement, including exhibits, contains additional relevant information about us and the securities. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete and, in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that are filed electronically with the SEC. These documents are also available, free of charge, on our Internet website, www.igmbio.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 30, 2021;

•	the information specifically incorporated by reference into our Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on April 29, 2021;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on May 6, 2021 and August 9, 2021, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 28, 2021, June 30, 2021, July 13, 2021 and August 4, 2021; and

•

the description of our common stock contained in our Registration Statement on Form 8-A (Commission File No. 001-39045), filed with the SEC on September  12, 2019, including any subsequent amendment or any report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the SEC.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus (excluding certain exhibits to the documents).

Requests for such documents should be directed to:

IGM Biosciences, Inc.

Attention: Secretary

325 E. Middlefield Road

Mountain View, California 94043

(650) 965-7873

You may also access the documents incorporated by reference in this prospectus through our website at www.igmbio.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

24,747,658 SHARES

Common Stock

PROSPECTUS

                    , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the registrant, other than underwriting discounts and commissions, in connection with the sale of the shares of common stock being registered. All amounts shown are estimates.

AMOUNT PAID OR TO BE PAID
SEC registration fee	$181,708
Legal fees and expenses	100,000
Accounting fees and expenses	32,000
Miscellaneous fees and expenses	25,000

Total	$338,708

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that the person acted in good faith and in a manner the person reasonably believed to be in our best interests, and, with respect to any criminal action, had no reasonable cause to believe the person’s actions were unlawful. The Delaware General Corporation Law further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise.

The certificate of incorporation of the registrant provides for the indemnification of the registrant’s directors and officers to the fullest extent permitted under the Delaware General Corporation Law. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the registrant require the registrant to fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the registrant, or is or was a director or officer of the registrant serving at the registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, to the fullest extent permitted by applicable law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock repurchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s certificate of incorporation provides that the registrant’s directors shall not be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director and that if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the registrant’s directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, the registrant has entered into separate indemnification agreements with each of the registrant’s directors and executive officers which would require the registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors or executive officers.

The registrant has obtained and intends to maintain insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not the registrant would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law. Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

These indemnification provisions and the indemnification agreements entered into between the registrant and the registrant’s officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

See also the undertakings set out in response to Item 17 herein.

Item 16. Exhibits

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B,

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date; or

(ii)

If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

3.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended.	10-Q	001-39045	3.1	August 9, 2021

3.2	Amended and Restated Bylaws of the Registrant.	8-K	001-39045	3.1	June 12, 2020

4.1	Specimen common stock certificate of the Registrant.	S-1/A	333-233365	4.1	September 3, 2019

4.2	Amended and Restated Investors’ Rights Agreement, by and among the Registrant and certain of its stockholders, dated as of June 28, 2019.	S-1	333-233365	4.2	August 19, 2019

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation					X

10.1	Form of Registration Rights Agreement, by and between the Registrant and certain securityholders.	8-K	001-39045	10.1	December 7, 2020

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Incorporation (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page to this registration statement on Form S-3).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 9th day of August, 2021.

IGM BIOSCIENCES, INC.

By:	/s/ Fred Schwarzer
Fred Schwarzer
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Fred Schwarzer and Misbah Tahir and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments), and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Fred Schwarzer Fred Schwarzer	Chief Executive Officer, President and Director (Principal Executive Officer)	August 9, 2021

/s/ Misbah Tahir Misbah Tahir	Chief Financial Officer (Principal Financial and Accounting Officer)	August 9, 2021

/s/ Michael Loberg, Ph.D. Michael Loberg, Ph.D.	Chair of the Board of Directors	August 9, 2021

/s/ Felix J. Baker, Ph.D. Felix J. Baker, Ph.D.	Director	August 9, 2021

/s/ M. Kathleen Behrens, Ph.D. M. Kathleen Behrens, Ph.D.	Director	August 9, 2021

/s/ Julie Hambleton, M.D. Julie Hambleton, M.D.	Director	August 9, 2021

SIGNATURE	TITLE	DATE

/s/ Michael Lee Michael Lee	Director	August 9, 2021

/s/ William Strohl, Ph.D. William Strohl, Ph.D.	Director	August 9, 2021

/s/ Christina Teng Topsøe Christina Teng Topsøe	Director	August 9, 2021

/s/ Jakob Haldor Topsøe Jakob Haldor Topsøe	Director	August 9, 2021